Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Third Quarter 2015 Financial Results

TYSONS CORNER, Va., October 26, 2015 - MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of enterprise software platforms, today announced financial results for the three-month period ended September 30, 2015 (the third quarter of its 2015 fiscal year).

Third quarter 2015 revenues were $129.5 million versus $151.2 million for the third quarter of 2014, a 14% decrease. Product licenses and subscription services revenues for the third quarter of 2015 were $34.1 million versus $40.0 million for the third quarter of 2014, a 15% decrease. Product support revenues for the third quarter of 2015 were $71.4 million versus $75.0 million for the third quarter of 2014, a 5% decrease. Other services revenues for the third quarter of 2015 were $24.1 million versus $36.2 million for the third quarter of 2014, a 33% decrease. Foreign currency headwinds continued to have a negative impact on revenues for the third quarter of 2015.

Operating expenses for the third quarter of 2015 were $74.1 million versus $123.2 million for the third quarter of 2014, a 40% decrease. Third quarter 2015 operating expenses included $0.1 million in restructuring costs, as compared to $11.6 million in restructuring costs in the third quarter of 2014. In addition, MicroStrategy did not capitalize any software development costs during the third quarter of 2015, as compared to $2.3 million in software development costs capitalized during the third quarter of 2014.

Income from operations for the third quarter of 2015 was $30.7 million, as compared to a loss from operations of $7.0 million for the third quarter of 2014. Net income for the third quarter of 2015 was $23.9 million, or $2.06 per share on a diluted basis, as compared to a net loss of $0.8 million, or $0.07 per share on a diluted basis, for the third quarter of 2014.

Non-GAAP income from operations, which excludes share-based compensation expense and restructuring costs, was $35.4 million for the third quarter of 2015 versus $8.5 million for the third quarter of 2014.

As of September 30, 2015, MicroStrategy had cash and cash equivalents and short-term investments of $456.9 million, as compared to $345.5 million as of December 31, 2014, an increase of $111.4 million. As of September 30, 2015, MicroStrategy had 9.3 million shares of class A common stock and 2.0 million shares of class B common stock outstanding.

The tables at the end of this press release include a reconciliation of income (loss) from operations to non-GAAP income (loss) from operations for the three and nine months ended September 30, 2015 and 2014. An explanation of this non-GAAP measure is also included under the heading “Non-GAAP Financial Measure” below.

Conference Call

MicroStrategy will be discussing its third quarter 2015 financial results on a conference call today beginning at approximately 6:00 p.m. EDT. To access the conference call, dial (844) 824-7425 (domestically) or (716) 220-9429 (internationally) and use conference ID 57551320. A live webcast and replay of the conference call will be available under the “Events & Presentations” section on MicroStrategy’s investor relations website at http://ir.microstrategy.com/events.cfm. The replay will be available beginning approximately two hours after the call concludes until October 31, 2015 at (855) 859-2056 (domestically) or (404) 537-3406 (internationally) using the passcode 57551320. An archived webcast will also be available under the “Events & Presentations” section on MicroStrategy’s investor relations website at http://ir.microstrategy.com/events.cfm.

MicroStrategy’s Worldwide Symposium Series Sets Record Attendance

Throughout Q3 of 2015, MicroStrategy’s Worldwide Symposium Series events set record attendance on their tour around the globe, demonstrating that business and IT audiences have a keen interest in learning about the powerful capabilities of MicroStrategy 10 Secure Enterprise™. MicroStrategy enthusiasts gathered for keynote presentations, hands-on enterprise data discovery workshops, and live Q&A and networking opportunities with innovators from MicroStrategy’s leading customers, partners, and sponsors.

More than 4,000 companies and organizations in the U.S., EMEA, and APAC rely on MicroStrategy to make sense of large data volumes, get answers in an instant, build stunning visualizations, and present a single version of the truth — securely, at scale, and on all standard devices. MicroStrategy’s customers who presented at the 2015 Symposium Series included AGBAR; Ahold; AIG; Amadeus Travel; Caisse d’Epargne; Carphone; Ceva Santé; Groupe BPCE; Hilton Worldwide; ING DIRECT España; Ipsen; Lottoland; McDonald’s España; McDonald’s UK; O2; Spar; Telefónica, S.A.; Weiler Corporation; and Zurich.

MicroStrategy 10.1™ Delivers New Features and Enhancements that Bolster Performance for Enterprise Data Discovery, Analytics, and Mobile

In September, MicroStrategy announced the general availability of MicroStrategy 10.1. The release included hundreds of new and improved features and a wide range of performance enhancements across the product platform. Further extending the self-service capabilities of MicroStrategy 10 Secure Enterprise, MicroStrategy Desktop™ 10.1 and MicroStrategy Web™ 10.1 added new enhancements for enterprise data discovery users, enabling data preparation and data wrangling across more data sources, while delivering a clean, new look with modern grid styles, navigation, and consolidated views and search. Other highlights included new capabilities for D3 visualizations, ESRI geospatial visualizations, and iOS 9 within MicroStrategy Mobile™ and custom Mobile Productivity Apps. To learn more about MicroStrategy Analytics™, visit: http://www.microstrategy.com/us/platform/whats-new.

The MicroStrategy 10.1 release came shortly after the release of MicroStrategy 10 Secure Enterprise, a groundbreaking enterprise analytics solution that combines traditional business intelligence functionality with data discovery, mobile analytics, and powerful enterprise security. MicroStrategy 10.1 builds on the version 10 foundation with a significant collection of new capabilities in speed, flexibility, and performance.

“Our customer focus has guided the development of MicroStrategy 10.1, helping to ensure that we continue to bring cutting-edge technology to the market,” said Paul Zolfaghari, President, MicroStrategy Incorporated. “Our new agile engineering development methods are resulting in new features and enhancements being rolled out to our global customer base on a more frequent basis. We are confident that 10.1 delivers an even higher level of analytics value for organizations and institutions around the world.”

MicroStrategy Connector to Presto Opens Door to Fast, Interactive Analytics for Big Data Exploration

In September, MicroStrategy announced that through its optimized Presto Connector, MicroStrategy 10 Secure Enterprise enables organizations with immense amounts of data to run thousands of quick, interactive analytic queries against multiple data stores. Developed by Facebook, Presto is an open source distributed SQL query engine for running interactive analytic queries against data sources of all sizes ranging from gigabytes to petabytes.

“The impact of having a JDBC connector to Presto is huge for the analytics community,” said Tim Lang, Senior Executive Vice President and Chief Technology Officer, MicroStrategy Incorporated. “MicroStrategy 10 Secure Enterprise’s optimized Presto Connector empowers our Big Data customers to query into their data quickly, interactively, at petabyte scale. It enables users to query and explore their immense amounts of data, sometimes spread across multiple data sources, without performance constraints. Having this connector in MicroStrategy Desktop and Web opens the door to build quick analytics for the masses who typically access Presto pragmatically and dump results in files or databases to connect with additional visualization tools.”

Targeted at analysts who expect fast interactive response times, Presto allows querying data where it lives, including Hive, Cassandra, relational databases or even proprietary data stores. A single Presto query can combine data from multiple sources, and Presto supports data exploration across an entire organization. Presto breaks the false choice between having fast analytics using an expensive commercial solution or using a slow “free” solution that requires excessive hardware.

Usher™ Achieves FIDO Alliance Certification for its Innovative Enterprise Mobile Security Solution

In August, Usher, MicroStrategy’s advanced enterprise security solution that is designed to replace vulnerable security measures such as passwords and keycards, was certified by The FIDO (Fast IDentity Online) Alliance. Usher passed a rigorous series of tests that measure compliance with the FIDO Universal Authentication Framework (UAF) and confirm interoperability with other FIDO Certified products and services that support FIDO 1.0 specifications.

“Achieving FIDO certification demonstrates MicroStrategy’s dedication to providing our customers and the marketplace with an innovative mobile security solution that ends the password nightmare,” said Jonathan Klein, President, MicroStrategy Incorporated. “Our customers can now use Usher to adopt the FIDO UAF standard in a matter of minutes—quickly making great improvements to their security. We encourage governments, businesses, and organizations to move beyond the antiquated password model and try out Usher’s robust and secure multi-factor authentication solution.”

Non-GAAP Financial Measure

MicroStrategy is providing a supplemental financial measure for income from continuing operations that excludes the impact of share-based compensation arrangements and restructuring activities. This financial measure is not a measurement of financial performance under generally accepted accounting principles in the United States (“GAAP”) and, as a result, this financial measure may not be comparable to similarly titled measures of other companies. Management uses this non-GAAP financial measure internally to help understand, manage, and evaluate business performance and to help make operating decisions. MicroStrategy believes that this non-GAAP financial measure is also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis because it excludes a significant non-cash share-based compensation expense that MicroStrategy believes is not reflective of its general business performance and significant restructuring charges that we believe are not reflective of ongoing operating results. In addition, accounting for share-based compensation arrangements requires significant management judgment and the resulting expense could vary significantly in comparison to other companies. Therefore, MicroStrategy believes the use of this non-GAAP financial measure can also facilitate comparison of MicroStrategy’s operating results to those of its competitors.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy (Nasdaq: MSTR) is a leading worldwide provider of enterprise software platforms. The Company’s mission is to provide enterprise analytics, mobility, and security platforms that are flexible, powerful, scalable, and user-friendly. To learn more, visit MicroStrategy online, and follow us on Facebook and Twitter.

MicroStrategy, MicroStrategy 10, MicroStrategy 10 Secure Enterprise, MicroStrategy 10.1, MicroStrategy Mobile, MicroStrategy Analytics, MicroStrategy Desktop, MicroStrategy Web, and Usher are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings, including MicroStrategy 10 Secure Enterprise; the impact on our business of the restructuring plan we adopted in the third quarter of 2014; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; fluctuations in tax benefits or provisions; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; competitive factors; general economic conditions, including economic uncertainty in the retail industry, in which the Company has a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MSTR-F

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$27,511	$33,969	$77,634	$91,208
Subscription services	6,546	5,993	20,285	16,317

Total product licenses and subscription services	34,057	39,962	97,919	107,525
Product support	71,392	75,019	211,444	221,069
Other services	24,087	36,221	76,984	102,365

Total revenues	129,536	151,202	386,347	430,959

Cost of revenues
Product licenses	2,680	1,542	5,895	5,456
Subscription services	3,075	4,502	9,800	13,829

Total product licenses and subscription services	5,755	6,044	15,695	19,285
Product support	3,174	3,695	9,734	10,713
Other services	15,755	25,214	52,265	73,577

Total cost of revenues	24,684	34,953	77,694	103,575

Gross profit	104,852	116,249	308,653	327,384

Operating expenses
Sales and marketing	36,403	58,195	109,142	178,028
Research and development	17,789	28,659	48,051	89,469
General and administrative	19,843	24,811	63,071	76,376
Restructuring costs	86	11,578	261	11,578

Total operating expenses	74,121	123,243	220,525	355,451

Income (loss) from operations	30,731	(6,994)	88,128	(28,067)
Interest income, net	116	53	129	133
Other income, net	766	4,928	2,601	3,336

Income (loss) before income taxes	31,613	(2,013)	90,858	(24,598)
Provision for (benefit from) income taxes	7,720	(1,168)	24,038	(6,934)

Net income (loss)	$23,893	$(845)	$66,820	$(17,664)

Basic earnings (loss) per share (1):	$2.10	$(0.07)	$5.89	$(1.56)

Weighted average shares outstanding used in computing basic earnings (loss) per share	11,365	11,301	11,345	11,301

Diluted earnings (loss) per share (1):	$2.06	$(0.07)	$5.80	$(1.56)

Weighted average shares outstanding used in computing diluted earnings (loss) per share	11,589	11,301	11,521	11,301

(1)	Basic and fully diluted earnings (loss) per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30, 2015	December 31, 2014*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$230,188	$146,919
Restricted cash	487	661
Short-term investments	226,689	198,547
Accounts receivable, net	55,039	78,633
Prepaid expenses and other current assets	12,078	17,669
Deferred tax assets, net	12,373	19,936

Total current assets	536,854	462,365

Property and equipment, net	68,862	77,852
Capitalized software development costs, net	17,807	13,469
Deposits and other assets	2,184	3,951
Deferred tax assets, net	2,247	1,160

Total Assets	$627,954	$558,797

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$26,609	$35,458
Accrued compensation and employee benefits	38,570	50,588
Accrued restructuring costs	98	2,284
Deferred revenue and advance payments	115,504	108,413
Deferred tax liabilities	395	557

Total current liabilities	181,176	197,300

Deferred revenue and advance payments	10,297	10,818
Other long-term liabilities	20,166	22,679
Deferred tax liabilities	7,803	3,529

Total Liabilities	219,442	234,326

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 15,734 shares issued and 9,329 shares outstanding, and 15,660 shares issued and 9,255 shares outstanding, respectively	16	16
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,035 shares issued and outstanding, and 2,055 shares issued and outstanding, respectively	2	2
Additional paid-in capital	525,632	506,727
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(6,047)	(4,363)
Retained earnings	364,093	297,273

Total Stockholders’ Equity	408,512	324,471

Total Liabilities and Stockholders’ Equity	$627,954	$558,797

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2015	2014
	(unaudited)	(unaudited)
Operating activities:
Net income (loss)	$66,820	$(17,664)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	16,172	19,305
Bad debt expense	683	2,242
Unrealized net loss (gain) on foreign currency forward contracts	1,641	(926)
Non-cash portion of adjustments to accrued restructuring costs	(127)	165
Deferred taxes	11,015	(12,337)
Release of liabilities for unrecognized tax benefits	(61)	—
Share-based compensation expense	12,503	8,561
Excess tax benefits from share-based compensation arrangements	(963)	—
Reclassification of foreign currency translation adjustment from other comprehensive income	(280)	—
Changes in operating assets and liabilities:
Accounts receivable	19,511	23,488
Prepaid expenses and other current assets	3,377	(5,197)
Deposits and other assets	1,562	412
Accounts payable and accrued expenses	(4,933)	(2,757)
Accrued compensation and employee benefits	(10,275)	(19,380)
Accrued restructuring costs	(1,940)	8,083
Deferred revenue and advance payments	11,153	11,723
Other long-term liabilities	(2,415)	603

Net cash provided by operating activities	123,443	16,321

Investing activities:
Proceeds from redemption of short-term investments	316,000	222,300
Purchases of property and equipment	(3,352)	(11,856)
Purchases of short-term investments	(344,033)	(303,565)
Capitalized software development costs	(9,598)	(2,254)
Decrease (increase) in restricted cash	113	(1,013)

Net cash used in investing activities	(40,870)	(96,388)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	5,439	—
Excess tax benefits from share-based compensation arrangements	963	—
Payments on capital lease obligations and other financing arrangements	(1,430)	(2,035)

Net cash provided by (used in) financing activities	4,972	(2,035)
Effect of foreign exchange rate changes on cash and cash equivalents	(4,276)	(2,063)

Net increase (decrease) in cash and cash equivalents	83,269	(84,165)
Cash and cash equivalents, beginning of period	146,919	220,171

Cash and cash equivalents, end of period	$230,188	$136,006

MICROSTRATEGY INCORPORATED

REVENUE AND COST OF REVENUE DETAIL

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses and subscription services:
Product licenses	$27,511	$33,969	$77,634	$91,208
Subscription services	6,546	5,993	20,285	16,317

Total product licenses and subscription services	34,057	39,962	97,919	107,525

Product support	71,392	75,019	211,444	221,069
Other services:
Consulting	22,018	32,812	70,475	91,510
Education	2,069	3,409	6,509	10,855

Total other services	24,087	36,221	76,984	102,365

Total revenues	129,536	151,202	386,347	430,959

Cost of revenues
Product licenses and subscription services:
Product licenses	2,680	1,542	5,895	5,456
Subscription services	3,075	4,502	9,800	13,829

Total product licenses and subscription services	5,755	6,044	15,695	19,285

Product support	3,174	3,695	9,734	10,713
Other services:
Consulting	14,723	23,841	49,526	68,830
Education	1,032	1,373	2,739	4,747

Total other services	15,755	25,214	52,265	73,577

Total cost of revenues	24,684	34,953	77,694	103,575

Gross profit	$104,852	$116,249	$308,653	$327,384

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	September 30, 2015	December 31, 2014*	September 30, 2014
	(unaudited)		(unaudited)
Current:
Deferred product licenses revenue	$13,155	$10,927	$10,010
Deferred subscription services revenue	11,172	16,018	10,382
Deferred product support revenue	135,999	168,833	145,917
Deferred other services revenue	6,794	10,564	10,216

Gross current deferred revenue and advance payments	167,120	206,342	176,525
Less: unpaid deferred revenue	(51,616)	(97,929)	(55,818)

Net current deferred revenue and advance payments	$115,504	$108,413	$120,707

Non-current:
Deferred product licenses revenue	$6,344	$8,012	$7,700
Deferred subscription services revenue	808	750	669
Deferred product support revenue	6,962	7,505	7,062
Deferred other services revenue	1,166	1,047	951

Gross non-current deferred revenue and advance payments	15,280	17,314	16,382
Less: unpaid deferred revenue	(4,983)	(6,496)	(4,903)

Net non-current deferred revenue and advance payments	$10,297	$10,818	$11,479

Total current and non-current:
Deferred product licenses revenue	$19,499	$18,939	$17,710
Deferred subscription services revenue	11,980	16,768	11,051
Deferred product support revenue	142,961	176,338	152,979
Deferred other services revenue	7,960	11,611	11,167

Gross current and non-current deferred revenue and advance payments	182,400	223,656	192,907
Less: unpaid deferred revenue	(56,599)	(104,425)	(60,721)

Net current and non-current deferred revenue and advance payments	$125,801	$119,231	$132,186

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of non-GAAP income (loss) from operations:
Income (loss) from operations	$30,731	$(6,994)	$88,128	$(28,067)
Share-based compensation expense	4,546	3,879	12,503	8,561
Restructuring costs	86	11,578	261	11,578

Non-GAAP income (loss) from operations	$35,363	$8,463	$100,892	$(7,928)

MICROSTRATEGY INCORPORATED

WORLDWIDE EMPLOYEE HEADCOUNT

	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015
Subscription services	61	57	43	37	33
Product support	144	138	138	130	127
Consulting	676	600	554	508	480
Education	35	24	19	25	27
Sales and marketing	827	662	577	515	507
Research and development	965	645	580	508	464
General and administrative	417	344	321	303	301

Total headcount	3,125	2,470	2,232	2,026	1,939